SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               December 17, 1997
                                (Date of Report)






                          GEORGIA-PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    GEORGIA
                            (State of Incorporation)

                                     1-3506
                            (Commission File Number)

                                   93-0432081
                      (IRS Employer Identification Number)

               133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30303
                    (Address of Principal Executive Offices)

                                 (404) 652-4000
              (Registrant's Telephone Number, including area code)





ITEM 5.                 OTHER EVENTS.

On December 16, 1997, the Corporation issued the following press release.

     NEW YORK -- Shareholders of Georgia-Pacific Corp. (NYSE: GP) today approved creation of a new class of common stock that will separately reflect the performance and value of the company's timber business, which will be known as The
Timber Company. The new Timber Company common stock, which will trade on the New
York Stock Exchange beginning Wednesday under the symbol "TGP," will be the largest pure timber equity investment available in North America.
     Effective today, Georgia-Pacific's existing common stock will be redesignated as Georgia-Pacific Group common stock, which will retain the "GP" symbol on the New York Stock Exchange, and separately reflect the performance of the company's pulp, paper and building products businesses. The company promptly will distribute one share of the newly created class of Timber Group common stock for each share of
Georgia-Pacific Group common stock to shareholders of record today. The creation of two classes of common stock is designed to increase shareholder value by separating the cash flows and performance of the distinct businesses, while at the same time enabling Georgia-Pacific to retain its timber assets and the tax and credit advantages of doing business as a single company.
     "This recapitalization represents a complete new way of thinking about timber
-- not just as a resource to supply plants and mills, but as an extremely valuable product in itself. Unlocking that latent value for our shareholders by creating two separate classes of common stock, and separating the predictable and stable cash flow of our timber business from those of our more cyclical manufacturing businesses, should result in greater market recognition of the value of each of these businesses," A.D. "Pete" Correll, chairman and chief executive officer, reported to shareholders.
     Donald L. Glass, a 25-year veteran of Georgia-Pacific, will serve as The Timber Company's president and chief executive officer, reporting to Correll.
     "The Timber Company will enter the new year under Don's leadership with an intensive focus on driving value and generating cash specifically from our timber resources. Its strategic goal is to increase growth rates significantly on our timberlands in order to harvest greater volumes, while simultaneously increasing the inventory of our standing timber," Correll said. "The Timber Company will focus on growing and selling timber, and will do so in a manner that protects and sustains our natural resources."
     At the special meeting in New York today, Correll reported to shareholders that the company's total debt and Georgia-Pacific Group debt were within the established targets, enabling the company to begin repurchases of Georgia-Pacific
Group common stock. "We have long believed that share repurchases are the most efficient way to return cash to our shareholders, so we are pleased to resume our share repurchase program," he said.
     Correll also reported that the company is analyzing more aggressive alternatives to return its building products distribution division to profitability. This likely will involve a significant writeoff in the 1997 fourth quarter. In addition, Correll said the company expects fourth-quarter writeoffs related to an idled gypsum facility, other miscellaneous one-time costs, as well as costs previously capitalized for information systems reengineering. "As you know, we undertook a significant effort to increase pretax profits that involved expenditures for information systems reengineering," he told shareholders. "Under a new regulation, the SEC has indicated that companies cannot capitalize certain of these costs. Therefore, we and other companies are expensing them. Combined, these writeoffs will result in a fourth-quarter net loss for Georgia-Pacific."
     Correll added that while the company is experiencing weaker pulp prices and taking downtime at several mills to avoid building excess inventories, its operations remain strong.
     Separation of the Timber Group from the company's pulp, paper and building products businesses will enable each group to either retain its cash flow for reinvestment in its business or to return cash to its shareholders in the form of dividends or share repurchases. Currently, the Georgia-Pacific Group can repurchase shares when its debt falls below $4.5 billion and total company debt is below $5.5 billion, while the Timber Group can repurchase shares when its debt falls below $1 billion and total company debt is below the target level.
     Investors in The Timber Company stock will benefit from the relatively stable cash flows of that business and the anticipated continuing real growth in timber prices. The Timber Company is the third largest private timberland owner in North
America. Investors in Georgia-Pacific Group stock will benefit from the operating leverage of a cyclical commodity business that has reduced annual capital spending to a normalized level of approximately $750 million a year, significantly lowered its overhead costs and adopted a more disciplined approach to investing capital.
     The company anticipates paying an annual dividend of $1 per share on both Georgia-Pacific Group stock and The Timber Company stock, consistent with the $2 per share annual dividend currently paid to Georgia-Pacific shareholders.
     Shareholders also approved creation of two new long-term incentive plans, one for each group, which allow for the granting of stock options, restricted stock awards and performance awards. Finally, shareholders approved changes to the 1995 Shareholder Value Incentive Plan to suspend granting of additional options under that plan and to convert outstanding stock options into options to purchase equal numbers of shares of Georgia-Pacific Group stock and The Timber Company stock.
     The Timber Company will operate approximately 5.4 million acres of owned timberlands in the United States and Canada, and manage an additional 400,000 acres under long-term leases. Approximately 70 percent of the timberlands are in the South, 20 percent in the North and 10 percent in the West. It will plant in excess of 125 million seedlings each year and aggressively manage its forests to maximize growth and productivity. It also will be engaged in certain businesses related to ownership and management of timberlands, including managing hunting leases and mineral reserves as well as seedling production.
     Timber group sales were $547 million in 1996 and $493 million in 1995. Operating profits for the timber business were $313 million in 1996 and $271 million in 1995. The business' 1996 pro forma earnings per share were $1.40, compared with $1.08 in 1995. For the first nine months of 1997, sales were $420 million with an operating profit of $254 million (excluding a $114 million gain on the sale of Martell, Calif., timberlands). Approximately $1 billion of the company's total debt has been allocated to The Timber Company.
     Georgia-Pacific Group is one of the world's leading manufacturers and distributors of pulp, paper and building products. It is the largest U.S. producer of structural and other wood panels, the nation's largest wholesale distributor of building products, and the second largest producer of lumber, market pulp, communication papers and containerboard. It also is a leading manufacturer of consumer and commercial tissue products.
     Georgia-Pacific Group operates 81 pulp and paper manufacturing facilities in the United States and one in Canada, as well as 153 building products facilities in the United States and seven in Canada.

     Certain statements contained in this release, including statements regarding future timber prices, growth rates and harvest and inventory levels, and the expected effects of the transaction on shareholder value, as well as other statements which are not historical facts, are forward-looking statements (as such term is defined under the Private Securities Litigation Reform Act of 1995) based on current expectations. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the effect of general economic conditions, market demand risks, the effect of government, legislative and environmental restrictions, the risk of losses from fires, floods and other natural disasters, and future timber growth and yield responses in accordance with management's present expectations. In addition, factors that could cause or contribute to actual results differing materially from such forward-looking statements include those risks, uncertainties and assumptions discussed in the company's Securities and Exchange Commission filings, including its Registration Statement on Form S-4 No. 333-35813.



                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  December 17, 1997


                                  GEORGIA-PACIFIC CORPORATION



                                  By /s/ James F. Kelley

                                    James F. Kelley
                                    Senior Vice President - Law and General
                                    Counsel